Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

ClearPoint Neuro, Inc.

Solana Beach, California

We consent to the incorporation by reference in this Registration Statement on Form S-8 of ClearPoint Neuro, Inc. of our report dated March 22, 2021, appearing in the Annual Report on Form 10-K of ClearPoint Neuro, Inc. as of and for the year ended December 31, 2020, filed March 22, 2021 with the U.S. Securities and Exchange Commission.

/s/ Cherry Bekaert LLP

Tampa, Florida

June 3, 2021